Exhibit 99.1

Enerpac Tool Group Provides COVID-19 Update

MILWAUKEE--(BUSINESS WIRE)--April 8, 2020--Enerpac Tool Group Corp. (NYSE:EPAC) today provided an update on the actions it is taking as the Company manages through the COVID-19 pandemic.

“The COVID-19 crisis and oil price shock has created unprecedented challenges for businesses around the world including ours, our distributors’ and our customers’. The impact of the pandemic is now being reflected in lower global order rates for our business and is creating additional uncertainty about future demand. As a result, we are implementing proactive cost measures to keep pace with volatile market conditions, preserve our balance sheet, maintain a sound capital structure and ensure we continue to have the financial strength and flexibility to execute our strategy and capitalize on future opportunities,” said Randy Baker, Enerpac Tool Group’s President and Chief Executive Officer. “As the situation has unfolded, we have taken steps in each of our regions to keep our employees safe while continuing to serve the needs of our customers and support industries that are critical to public health and national interest. Each of our regions and operations has been proactive in eliminating all discretionary spending and non-essential operating expenses along with capital expenditures as we weather this global pandemic,” Baker continued.

Enerpac Tool Group also has taken the following actions for all U.S.-based salaried employees:

  Implemented a two-week furlough program;
  Temporarily suspended the Company’s 401k match; and
  Suspended the Company’s FY’20 annual bonus program.

Similar actions will be pursued outside of the U.S. in accordance with local law and employment regulations.

Baker concluded, “During Enerpac’s 100 years of history, the organization has overcome many challenges and we are positioning the Company to do so into the future. We recognize the impact that COVID-19 and the actions we are taking will have on our employees both professionally and personally. That said, these difficult but necessary steps are needed to protect the business and its shareholders during this unprecedented global event.”

About Enerpac Tool Group

Enerpac Tool Group is a premier industrial tools and services company serving a broad and diverse set of customers in more than 90 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and uncertainties, Enerpac Tool Group’s results are subject to risks and uncertainties arising from general economic conditions, the COVID-19 pandemic, including the impact of the pandemic or related government responses on our business, the businesses of our customers and vendors, employee mobility, and whether our business and those of our customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether health and safety concerns might otherwise require operations to be halted for some period of time, volatile oil pricing, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2019 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Contacts

Barb Bolens
EVP and Chief Strategy Officer
262.293.1562